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                                                                     Exhibit 4.1

                                                                    COMMON STOCK
                                                                        SHARES

                                              HAMILTON BANCORP INC.
                             INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                              CUSIP ____________

This Certifies that

Is the Registered Holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

            PRESIDENT                                                 SECRETARY
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                             HAMILTON BANCORP INC.

The Corporation will furnish to any shareholder upon request and without charge a full statement of: (a) the designations, relative rights, preferences and limitations applicable to each class of capital stock authorized to be issued;
(b) the variations in rights, preferences and limitations determined for each series authorized to be issued within each such class; and (c) the authority of the Board of Directors to determine such variations for subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- (Cust) __________________ Custodian (Minor) _______________
                             under Uniform Gifts to
                    Minors Act (State) _________________
Additional abbreviations may also be used though not in the above list.

For Value Received _______________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

shares of the capital stock represented by the _________________________________ within Certificate and does hereby irrevocably constitute and appoint
________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED:                                                   SIGNED:

                  SIGNED:
                  NOTICE: The signature(s) on this assignment must conform in all respects with the name as written upon the face of the certificate.

IMPORTANT: SIGNATURE(S) MUST BE GUARANTEED BY A FIRM THAT IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST COMPANY.